UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): September 6, 2002


                                 EMB CORPORATION
                                 ---------------
             (Exact name of registrant as specified in its charter)



            Hawaii                       1-11883                  95-3811580
            ------                       -------                  ----------
(State or other jurisdiction of   (Commission File No.)       (I.R.S. Employer
incorporation or organization)                               Identification No.)



         5075 Warner Avenue. Suite B, Huntington Beach, California 92649
         ---------------------------------------------------------------
                    (Address of principal executive offices)



       Registrant's telephone number, including area code: (714) 377-2118



                                       n/a
                                       ---
          (Former name or former address, if changed since last report)

Item 2. ACQUISITION OR DISPOSITION OF ASSETS.
---------------------------------------------

     Rescission of First Guaranty Financial Corporation Purchase Agreement
     ---------------------------------------------------------------------

1.   The Transaction.
     ----------------

     Pursuant to a Purchase Agreement dated September 30, 2001 (the "Purchase Agreement"), the Company, on September 30, 2001, closed a transaction, whereby it acquired all of the issued and outstanding shares of capital stock of First Guaranty Financial Corporation, a California corporation ("First Guaranty") from FGFC Holdings, Inc., a California corporation ("FGFC Holdings"), its sole shareholder. In consideration of the Company's purchase and receipt of delivery of the First Guaranty shares from FGFC Holdings, the Company:

          o issued to FGFC Holdings 5,000,000 shares of the Company's restricted common stock; and

          o delivered to FGFC Holdings the Company's secured two-year promissory note (the "Note"), payable to FGFC Holdings in the initial principal amount of $500,000.00, and bearing interest at the rate of ten percent (10%) per annum.

     In connection with the Company's purchase of the First Guaranty shares, the Company also issued to First Guaranty 2,000,000 million shares of the Company's restricted Series E Convertible Preferred Stock and First Guaranty issued to the Company 100,000 shares of First Guaranty's restricted Series A Convertible Preferred Stock.

     Through a Security Agreement between the Company and FGFC Holdings (the "Security Agreement"), the Company secured its obligations under the Note with (a) the First Guaranty shares that were the subject of the Purchase Agreement and (b) the First Guaranty preferred shares that First Guaranty had issued to it.

     Among the provisions of the Purchase Agreement is Section 2.2(f), which required the Company to contribute $1,000,000 in working capital to First Guaranty on or before September 30, 2002.

     On August 29, 2002, the Company received correspondence from FGFC Holdings (the "August 29 Letter") demanding that the Company cure an alleged impending default of Section 2.2(f) of the Purchase Agreement by providing evidence to FGFC Holdings of the ability of the Company to meet the requirements of Section 2.2(f). FGFC Holdings requested that the Company provide evidence of such ability within 5 days, or on or before September 3, 2002. FGFC Holdings further stated that the failure of the Company to respond to this request would necessitate FGFC Holdings declaring a unilateral rescission of the Purchase Agreement.

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


     In response to the August 29 Letter, the Company, on September 3, 2002, advised FGFC Holdings and First Guaranty in writing (the "September 3 Letter") that the Company would be unable to meet the requirements of
     Section 2.2(f) by September 30, 2002 and that the Company would agree to a mutual rescission of the Purchase Agreement. The September 3 Letter went on to state that the Company would execute a rescission and mutual release agreement on or before September 6, 2002.

     On September 6, 2002, the Company, FGFC Holdings and First Guaranty entered into a letter agreement (the "September 6 Letter Agreement") that, among other things, mutually rescinded the Purchase Agreement and provided for mutual releases of each other. The September 6 Letter Agreement also provided for the return of all common and preferred stock issued or delivered in connection with the Purchase Agreement to the respective issuing or delivering entity, cancellation of the Note and Security Agreement, and the resignation of Rodney K. Thompson as a director of the Company.


Item 7. FINANCIAL STATEMENTS OR EXHIBITS.
-----------------------------------------

     a.   Financial Statements.
          ---------------------

          None

     a.   Exhibits.
          ---------

          99.9 Letter dated August 29, 2002 from FGFC Holdings, Inc. to EMB Corporation.

          99.10 Letter dated September 3, 2002 from EMB Corporation to FGFC Holdings, Inc. and First Guaranty Financial Corporation.

          99.11 Letter Agreement dated September 6, 2002 by and among EMB Corporation, FGFC Holdings, Inc. and First Guaranty Financial Corporation.


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



                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant had duly caused this report to be signed by the undersigned hereunto duly authorized.

Date:   September 17, 2002                  EMB CORPORATION


                                            /s/ James E. Shipley
                                            ------------------------------
                                            James E. Shipley, President






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